UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 3, 2016

Date of Report (Date of earliest event reported)

EXPERIENCE ART AND DESIGN, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-174155	81-1082861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7260 W. Azure Drive, Suite 140-952, Las Vegas, NV	89130
(Address of principal executive offices)	(Zip Code)

702-347-8521

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01Entry into a Material Definitive Agreement

 On August 3, 2016 we entered into an Asset Purchase Agreement to acquire certain assets used to operate a Green Dry Cleaning plant rebranded under Metropolitan Dry Cleaners.  A copy of the Agreement is furnished as Exhibit 10.01 attached to this report.  The Seller has requested the name of company not be released until after the audit is completed and the final Closing takes place.

 The purchase price for the assets we are acquiring, which was agreed to be $400,000, which will be paid in Cash prior to Closing.  The Closing date is set for September 15, 2016 to allow enough time for the financials to be audited.  We have already begun collecting the information needed to perform an audit.  The assets consist of all the equipment that has been used to operate the plant for the last 4 years, processing in excess of 7,000 pieces of laundry per month.

 Initially we intend to further expand the sales of this location to it maximum capacity, while simultaneously setting up a much larger plant in a nearby warehouse 4 times the size of this current footprint.  The warehouse will allow the Company to process an additional 48,000 plus pieces per month on top of the 12,000 at the current location.  The plant will be feed from existing drop-off centers we plant to approach and enter into longer term agreement with and our own centers branded under Metropolitan Dry Cleaners.

ITEM 7.01 Regulation FD Disclosure

As previously announced through its Twitter feed on June 23, 2016, the Company through its business broker has simultaneously been searching for and examining other existing operations in the region.  There was a multi-center operation with $1 million in revenue that was being reviewed and ultimately passed on, as the Sellers decided to only sell 1 operation not all 3.

On August 8, 2016 the Company issued a Press Release pertaining to its acquisition of a Green Dry Cleaning operation on the East Coast of Florida.  A copy of this release is furnished as Exhibit 99.1 attached to this report.  The Company elects to disclose the information in the press releases furnished pursuant to Regulation FD. The exhibits to this report relating to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and are not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01Financial Statements and Exhibits

Exhibit No.Description

10.01Asset Purchase Agreement dated as of August 3, 2016

99.1Press Release date August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE ART AND DESIGN, INC.
DATE: August 9, 2016	/s/Derrick Lefcoe
Derrick Lefcoe
Chief Executive Officer